                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            SOLA INTERNATIONAL INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                            SOLA INTERNATIONAL INC.
                        2420 SAND HILL ROAD, SUITE 200
                         MENLO PARK, CALIFORNIA 94025

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON FRIDAY, AUGUST 14, 1998

                               ----------------

To the Stockholders of Sola International Inc.:

  Notice is hereby given that the Annual Meeting of Stockholders of Sola International Inc., a Delaware corporation, will be held at the Quadrus Conference Center, 2400 Sand Hill Road, Menlo Park, California 94025, on Friday, August 14, 1998 at 10:00 a.m. (local time) for the following purposes:

  1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified.

  2. To consider a proposal to amend the 1998 Sola International Inc. Stock Option Plan to, among other things, increase by 1,690,000 the number of shares reserved for issuance pursuant to the exercise of stock options.

  3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1999.

  4. To transact such other business as may properly be brought before the meeting or any adjournments thereof.

  The Board of Directors has fixed the close of business on June 18, 1998 as the record date for determination of the stockholders entitled to notice and to vote at the Annual Meeting and only holders of record of the Company's common stock on said date will be entitled to receive notice of and to vote at the meeting.

  Stockholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the meeting, please mark, sign, date and return the enclosed proxy. The giving of your Proxy will not affect your right to vote in person in the event you find it convenient to attend the meeting. You may revoke the Proxy at any time before the closing of the polls at the meeting by delivery to the Company of a subsequently executed proxy or a written notice of revocation or by voting in person at the meeting. Attendance at the Annual Meeting will be limited to stockholders and invited guests of the Company.

                                          By order of the Board of Directors,


                                          Steven M. Neil
                                          Secretary

June 30, 1998

PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED
ENVELOPE.

                            SOLA INTERNATIONAL INC.

                               ----------------

                      PROXY STATEMENT IN CONNECTION WITH
                      THE ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON FRIDAY, AUGUST 14, 1998

  This Proxy Statement is furnished to stockholders of Sola International Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors") of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held at the Quadrus Conference Center, 2400 Sand Hill Road, Menlo Park, California 94025, on Friday, August 14, 1998, at 10:00 a.m. (local time), and any adjournments thereof (the "Annual Meeting"). Action will be taken at the Annual Meeting to elect Directors of the Company, to consider amendments to the Sola International Inc. Stock Option Plan and to ratify the appointment of the Company's independent auditors.

  Holders of record of outstanding shares of the Company's Common Stock, $.01 par value (the "Common Stock"), at the close of business on June 18, 1998, are entitled to vote at the Annual Meeting or any adjournments thereof. Voting rights are vested exclusively in the holders of the Common Stock. Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters to be voted upon. Shares held as treasury shares by the Company are not entitled to vote. As of the close of business on the record date, June 18, 1998, 24,766,600 shares of Common Stock were outstanding. This Proxy Statement, the accompanying form of proxy and the Company's annual report to stockholders for the fiscal year ended March 31, 1998 are being mailed on or about June 30, 1998 to each stockholder entitled to vote at the meeting.

                       VOTING AND REVOCATION OF PROXIES

  When proxies in the enclosed form are returned properly executed, the shares represented thereby will be voted at the meeting and, where instructions have been given by the stockholder, will be voted in accordance therewith. If the stockholder does not otherwise specify, the stockholder's shares of Common Stock will be voted for the election of the nominees set forth in the Proxy Statement as directors of the Company, for the amendments to the Sola International Inc. Stock Option Plan and for the appointment of Ernst & Young LLP as the Company's independent auditor for the fiscal year ending March 31, 1999. If any other matter is properly presented for action at the meeting, the persons named in the enclosed proxy will vote on such matter in their discretion.

  The holders of a majority in number of the total outstanding shares of Common Stock entitled to vote at the meeting, present in person or represented by proxy, constitute a quorum. Assuming a quorum is present, the affirmative vote of a plurality of the votes cast at the meeting and entitled to vote in the election will be required for the election of directors and the affirmative vote of a majority of the votes cast at the meeting and entitled to vote thereon will be required to act on all other matters to come before the Annual Meeting, including the amendments to the stock option plan and the appointment of the independent auditor. Pursuant to the law of the State of Delaware, where the Company is incorporated, as well as the provisions of the Company's Certificate of Incorporation and By-Laws, abstentions, but not broker non-votes, will be counted as votes cast against the proposal being considered. Votes will be counted by employees of the First National Bank of Boston, the Company's independent transfer agent and registrar.

  Any proxy may be revoked by the stockholder, either by attending the meeting and voting in person or by submitting a revocation in writing to the Company (including a subsequent signed proxy) at any time prior to the closing of the polls at the meeting.

                             ELECTION OF DIRECTORS

  The Board of Directors currently consists of seven directors. Seven directors are to be elected at the Annual Meeting to hold office as directors until the 1999 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified. Unless otherwise directed, proxies in the accompanying form will be voted FOR the nominees listed below. All nominees have consented to be named and to serve if elected. If any one or more of the nominees is unable to serve or for good cause will not serve, proxies will be voted for the substitute nominee or nominees, if any, proposed by the Board of Directors. The Board has no knowledge that any nominee will or may be unable to serve or will or may withdraw from nomination. Each nominee will be elected if he receives the affirmative vote of a plurality of the votes cast by holders of shares of Common Stock at the Annual Meeting.

  The Board of Directors proposes the election of the following directors of the Company for a term of one year. All of the nominees are presently directors of the Company. Set forth below for each nominee is his name, age, the year in which he became a director of the Company, all positions and offices with the Company which he holds, if any, his principal occupations during at least the last five years and any additional directorships in publicly-held companies or registered investment companies. References to the Company include the Company and its predecessors.

  IRVING S. SHAPIRO, 81, has been Chairman of the Board of the Company since December 1994. Mr. Shapiro is Of Counsel to Skadden, Arps, Slate, Meagher & Flom LLP. He was Chairman and Chief Executive Officer of E.I. du Pont de Nemours and Company from 1974 to 1981. He is Chairman of the Board of Marvin & Palmer Associates, Inc., and is a director of J.P. Morgan Florida Federal Savings Bank, Pediatric Services of America Inc., and Gliatech, Inc.

  JOHN E. HEINE, 54, has served as Chief Executive Officer and President of the Company since November 1981 and served as Chairman of the Board of the Company from September 1993 to December 1994. Mr. Heine joined the Company in 1981 as Managing Director of Sola International Holdings, Ltd. and previously held general management positions with Southern Farmers Holdings, Ltd. in Adelaide and H.J. Heinz in Melbourne, Australia.

  DOUGLAS D. DANFORTH, 75, has been a director of the Company since December 1994. He was Chairman and Chief Executive Officer of Westinghouse Electric Corporation from 1983 to 1987. He is a director of Daltile Inc.

  HAMISH MAXWELL, 71, has been a director of the Company since December 1994. Mr. Maxwell was Chairman of the Executive Committee of the Board of Directors of Philip Morris Companies Inc. from September 1991 through April 1995 and was Chairman and Chief Executive Officer of such company from 1984 to 1991. He is a director of Bankers Trust Company and Bankers Trust New York Corporation, and Chairman of WPP Group plc.

  JACKSON L. SCHULTZ, 72, has been a director of the Company since November 1995. Mr. Schultz joined Wells Fargo Bank in 1970, retiring in 1990 as Senior Vice President responsible for Public and Governmental Affairs.

  MAURICE J. CUNNIFFE, 65, has been a director of the Company since December 1996. He is Chairman and Chief Executive Officer of American Optical Corporation, a company of which he has been sole shareholder since 1982.

  A. WILLIAM HAMILL, 50, has been a director of the Company since December 1996. Mr. Hamill is Executive Vice President and Chief Financial Officer of Union Camp Corporation, which he joined in 1996. From 1993 through 1996, he was a partner in SCI Investors Inc. and a director of Custom Papers Group Inc. From 1991 to 1993, he was Senior Vice President and Chief Financial Officer of Specialty Coatings International Inc. From 1975 through 1990, Mr. Hamill was with Morgan Stanley & Co. Incorporated, where he was a Managing Director.

                       INFORMATION CONCERNING THE BOARD
                          OF DIRECTORS AND COMMITTEES

  The Board of Directors of the Company directs the management of the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board and two standing committees: Audit and Compensation. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues. The Company has no nominating or similar committee.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors of the Company held four meetings during fiscal 1998. Each current director attended 75% or more of the aggregate of (i) meetings of the Board held during the period for which he served as a director and (ii) meetings of all committees held during the period for which he served on those committees.

  The Compensation Committee is responsible for executive compensation, including setting the Company's compensation philosophy and policies, recommending to the Board of Directors the compensation to be paid to the Chief Executive Officer and determining the compensation for all other executive officers. The Compensation Committee is also responsible for administering the Company's executive compensation plans and programs, including the Sola Investors Inc. Stock Option Plan, the Sola International Inc. Stock Option Plan and the Management Incentive Plan. The Committee consists of Hamish Maxwell (Chairman) and Irving S. Shapiro. The Committee held two meetings during fiscal 1998.

  The Audit Committee's principal functions are to review the scope of the annual audit of the Company by its independent auditors, review the annual financial statements of the Company and the related audit report of the Company as prepared by the independent auditors, recommend the selection of independent auditors each year and review the Company's internal controls and accounting policies and procedures. The Audit Committee reports its findings and recommendations to the Board of Directors for appropriate action. The Audit Committee consists of Douglas D. Danforth (Chairman), Jackson L. Schultz and Irving S. Shapiro, who are not executive officers or employees of the Company or any of its subsidiaries. The Company's Audit Committee held two meetings during fiscal 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Decisions with respect to compensation are made by the Compensation Committee of the Company. The members of the Compensation Committee as of March 31, 1998 were Hamish Maxwell and Irving S. Shapiro.

DIRECTOR COMPENSATION

  Directors who are full time employees of the Company receive no compensation for serving on the Board of Directors or its committees. During fiscal 1998, directors received an annual fee of $20,000, except for the Chairman who received an annual fee of $40,000, and $500 for each Board meeting attended. The same fee structure will be continued for fiscal 1999. Directors are permitted to receive all or a portion of their annual retainer fee in the form of options to acquire shares of Common Stock. Directors are reimbursed for traveling costs and other out-of-pocket expenses incurred in attending meetings. Directors who serve on the Audit Committee or the Compensation Committee receive no additional compensation for committee meetings held on the same date as a Board meeting and received $500 in fiscal 1998 (and will receive $500 in fiscal 1999) for each committee meeting held on a date on which there is or was no Board meeting.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock by (a) each person who is known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock (based on a review by the Company of filings with the Securities and Exchange Commission), (b) each director of the Company, (c) each of the executive officers named in the Summary Compensation Table and (d) all directors and executive officers of the Company as a group. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, except to the extent such power may be shared with a spouse.

                                                NUMBER OF SHARES  PERCENTAGE OF
NAME                                           BENEFICIALLY OWNED   CLASS(1)
----                                           ------------------ -------------
DIRECTORS:
Irving S. Shapiro (2).........................        27,253             *
Douglas D. Danforth(3)........................        18,881             *
John E. Heine(4)..............................       473,636           1.9
Hamish Maxwell(5).............................        70,805             *
Jackson L. Schultz(6).........................         7,227             *
Maurice J. Cunniffe(7)........................        41,959             *
A. William Hamill(8)..........................         4,959             *
NAMED EXECUTIVE OFFICERS:
James H. Cox(9)...............................       147,457             *
Colin M. Perrott(10)..........................        96,366             *
Stephen J. Lee(11)............................       112,627             *
Theodore Gioia(12)............................        79,334             *
Mark T. Mackenzie(13).........................        96,480             *
All directors and executive officers as a
 group (16 persons)(14).......................     1,273,816           5.0

--------
 * The percentage of shares of Common Stock beneficially owned does not exceed one percent of the outstanding shares of Common Stock.
 (1) Based on 24,738,165 shares of Common Stock outstanding on May 29, 1998. Calculations of percentage of beneficial ownership assume the exercise by only the respective named stockholder of all options for the purchase of Common Stock held by such stockholder which are exercisable within 60 days of May 29, 1998.
 (2) Mr. Shapiro's shares are held by a trust of which Mr. Shapiro is both trustee and sole beneficiary. Includes 8,042 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days from May 29, 1998.
 (3) Includes 2,062 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days from May 29, 1998.
 (4) Includes 397,261 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days from May 29, 1998 and 76,375 shares of Common Stock held by a trust for which Mr. Heine and members of his family are trustees and beneficiaries. Mr. Heine is also a Named Executive Officer.
 (5) Includes 805 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days from May 29, 1998.
 (6) Includes 4,227 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days from May 29, 1998.
 (7) Includes 1,959 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days from May 29, 1998.
 (8) Includes 1,959 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days from May 29, 1998.
 (9) Includes 114,270 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days from May 29, 1998.
(10) Includes 86,366 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days from May 29, 1998. In connection with the relocation of Mr. Perrott to Adelaide, Australia in fiscal 1998, Mr. Perrott ceased being an executive officer of the Company.
(11) Includes 84,457 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days from May 29, 1998.
(12) Includes 67,747 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days from May 29, 1998.
(13) Includes 84,730 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days from May 29, 1998.
(14) Excludes shares of Common Stock held by Colin Perrott, who was not an executive officer of the Company at the end of the fiscal year.

                      COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

  The following table sets forth in summary form all compensation for all services rendered in all capacities to the Company paid or accrued during the fiscal year ended March 31, 1998 ("fiscal 1998"), the fiscal year ended March 31, 1997 ("fiscal 1997") and the fiscal year ended March 31, 1996 ("fiscal 1996"), to the Chief Executive Officer of the Company, the four other most highly compensated individuals who were serving as executive officers of the Company on March 31, 1998 and one former executive officer who would have been one of the four most highly compensated executive officers but was not serving in such a capacity on March 31, 1998 (collectively, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                         LONG TERM
                                                                        COMPENSATION
                                        ANNUAL COMPENSATION                AWARDS
                              --------------------------------------- ----------------
                                                         OTHER           SECURITIES     ALL OTHER
        NAME AND                          BONUS         ANNUAL           UNDERLYING    COMPENSATION
   PRINCIPAL POSITION    YEAR SALARY ($)   ($)    COMPENSATION (1)($) OPTIONS/SARS (#)     ($)
   ------------------    ---- ---------- -------- ------------------- ---------------- ------------
John E. Heine........... 1998  $517,221  $607,716      $ 85,185              --              -- (2)
 President and Chief     1997   460,661   206,057       102,102              --              --
 Executive Officer       1996   430,048   432,427       103,592              --              --
James H. Cox............ 1998  $314,952  $347,828      $  4,735              --          $ 4,750(3)
 Executive Vice Presi-
  dent,                  1997   302,329    81,540         4,810            5,000           4,500
 Assistant Secretary and 1996   261,725   207,368         4,192              --            4,072
 Assistant Treasurer;
 President, Sola Optical
 USA
Colin M. Perrott (4).... 1998  $224,444  $219,906      $ 88,693              --              -- (2)
 Vice President, Tech-
  nology                 1997   248,948    85,422        83,262              --              --
 and Development         1996   235,870   168,961        93,756              --              --
Stephen J. Lee.......... 1998  $247,056  $216,904      $ 74,275              --          $ 4,750(3)
 Vice President, Human   1997   225,261    76,346        91,789              --            4,500
 Resources               1996   209,923   150,151        89,473              --            4,500
Theodore Gioia.......... 1998  $188,264  $166,847           --               --          $ 4,750(3)
 Vice President, Strate-
  gic                    1997   181,022    62,318           --               --            4,500
 Planning                1996   174,061   125,186           --               --            4,500
Mark T. Mackenzie....... 1998  $165,168  $152,501      $ 89,504              --          $10,129(3)
 Regional Director, Eu-
  rope                   1997   158,709   108,145        87,625              --              845
                         1996   152,367   151,775        90,205              --           12,157

--------
(1) The amounts indicated for Messrs. Heine, Perrott and Lee include an expatriate accommodation allowance and benefits package of $78,445, $67,277, and $64,341, respectively, for fiscal 1996; $83,330, $58,853, and
    $62,455 respectively, for fiscal 1997 and $58,570, $45,974, and $44,051 respectively, for fiscal 1998. The amounts indicated for Mr. Mackenzie include housing assistance amounting to $62,178, $62,179 and $66,602, in fiscal 1998, 1997 and 1996, respectively.
(2) In lieu of participation in the Sola Superannuation Plan (the Sola Australian Pension Plan), Mr. Heine and Mr. Perrott earned equivalent pensions under separate Expatriate Superannuation Agreements with the Company. Mr. Perrott again became a participant in the Sola Superannuation Plan in fiscal 1998. See "--Pension Plan".
(3) Messrs. Cox, Lee and Gioia deferred portions of their annual salary pursuant to the Sola Optical USA 401(k) Savings Plan. The amounts shown represent cash contributions made by the Company to the plan for the account of such Named Executive Officers for fiscal 1998 in the amounts of $4,750, $4,750 and $4,750, respectively. Mr. Mackenzie joined the Sola Optical U.K. defined contribution plan in fiscal 1997. The amount shown represents cash contributions made by the Company to the plan for the account of Mr. Mackenzie in fiscal 1998.
(4) In connection with the relocation of Mr. Perrott to Adelaide, Australia in fiscal 1998, Mr. Perrott ceased being an executive officer of the Company.

OPTION GRANT TABLE

  No options to acquire Common Stock were granted to the Named Executive Officers under the Company's option plans during fiscal 1998.

OPTION EXERCISE TABLE

  The following table sets forth the number of shares covered by both exercisable and unexercisable options to acquire Common Stock granted to the Named Executive Officers under the Company's option plans as of March 31, 1998. No options to acquire Common Stock were exercised by the Named Executive Officers during fiscal 1998.

                       FISCAL YEAR END OPTION/SAR VALUES

                              NUMBER OF SECURITIES
                                   UNDERLYING           VALUE OF UNEXERCISED
                                   UNEXERCISED              IN-THE-MONEY
                                 OPTIONS/SARS AT           OPTIONS/SARS AT
                                 FISCAL YEAR-END         FISCAL YEAR-END(1)
                            ------------------------- -------------------------
      NAME                  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
      ----                  ----------- ------------- ----------- -------------
John E. Heine..............   397,261         --      $12,605,092    $    --
James H. Cox...............   114,270       3,000       3,573,447     16,680
Colin M. Perrott...........    86,366         --        2,740,393        --
Stephen J. Lee.............    86,366         --        2,740,393        --
Theodore Gioia.............    69,092         --        2,192,289        --
Mark T. Mackenzie..........    69,092      17,273       2,192,289    548,072

--------
(1) Values for "in-the-money" options represent the positive spread between $9.71, the exercise price of outstanding options (except for 2,000 exercisable and 3,000 unexercisable options held by James H. Cox for which the per share exercise prices are $35.88), and the closing price of $41.44 per share of Common Stock at March 31, 1998, as reported on the New York Stock Exchange.

EMPLOYMENT AGREEMENTS

  The Company and Mr. Heine entered into a severance agreement dated November 20, 1996. If the Company elects to terminate Mr. Heine's employment other than for Cause (cause is defined as willful misconduct, neglect of duties, or any act or omission, any or all of which materially adversely affect the Company's business; or conviction of a felony) or if Mr. Heine terminates his employment under certain circumstances, the Company is required to continue his compensation, including annual salary and an average of the past three years Management Incentive Plan payments made to him, for a 24 month period. In addition, for a 24 month period Mr. Heine may continue to participate in any and all benefit plans the Company regularly provides its other executives, including, but not limited to, health, dental, vision, pension and other retirement plans, and receive outplacement assistance and consultation up to a maximum of $25,000. If, within two years of a change of control (as defined in the agreement), the Company elects to terminate Mr. Heine's employment other than for Cause or if Mr. Heine terminates his employment with the Company under certain circumstances, the Company shall pay Mr. Heine in cash an amount equal to 2.99 times the sum of the amount of Mr. Heine's annual salary in effect immediately prior to the date of such termination plus the average of the Management Incentive Plan compensation paid to him over the immediately prior three years. The agreement also contains covenants not to compete, covenants not to solicit, and invention assignment and confidentiality clauses.

  The Company and each of Messrs. Cox, Perrott, Lee and Gioia are parties to an employment agreement, each dated as of February 26, 1993. Each agreement has an initial term of three years and is automatically extended for an indefinite term unless terminated upon prior notice by either party. If the Company elects to terminate an agreement other than for Cause (i.e., a material breach by the officer of the terms of his employment agreement, failure to perform his duties as an officer of the Company or commission of fraud or willful misconduct), the Company is required to give 12 months notice. Each agreement provides for an annual base salary at a rate not less than the rate in effect on the date of the agreement. Such salaries are subject to discretionary increases in accordance with the Company's normal review procedures and policies. The agreements also provide for participation in various other plans and programs provided by the Company. In the event of a transfer of all or substantially all of the stock or assets of the Company in a privately negotiated transaction, the Company will assign its obligations under the employment agreements to the transferee. For purposes of assignment and transfer provisions in the agreements, a sale of stock of the Company as part of a public offering will not be treated as pursuant to a privately negotiated transaction.

  Each of the agreements provides that the Company has no further obligations under such agreement (other than for salary through the officer's termination date) in the event of an officer's termination by the Company for Cause, by the officer for other than Good Reason (i.e., diminution of the officer's responsibilities within the Company) or as a result of the officer's death or disability. If an officer is terminated by the Company for reason other than Cause or if the officer terminates his employment for Good Reason, the Company is required to continue to pay the salary of such officer until the expiration of the 12-month period commencing with the date of termination.

  The Company and one of its U.K. subsidiaries, Sola Optical UK Limited, have entered into employment agreements with Mr. Mackenzie dated May 23, 1996. The Company and such UK subsidiary and Mr. Mackenzie are each required to give three months notice of termination of employment. In the event the Company or such UK subsidiary terminates Mr. Mackenzie's employment he will continue to be paid his base salary and employee benefits for a period of 12 months. The agreements also provide for participation in various other plans and programs provided by the Company.

PENSION PLANS

  Prior to the sale by Pilkington plc of the Company in December 1993 (the "Acquisition"), Mr. Cox and Mr. Gioia were participants in the Pilkington Visioncare Pension Plan. In connection with the Acquisition, the Company implemented the Sola Optical Pension Plan, which is currently intended, together with the Pilkington Visioncare Pension Plan, to provide substantially the same benefit that would have been payable had Mr. Cox and Mr. Gioia continued active participation under the Pilkington Visioncare Pension Plan, as it existed on December 1, 1993, until retirement. To that end, retirement benefits under the basic formula of the Sola Optical Pension Plan currently are substantially identical to the Pilkington Visioncare Pension Plan for a given level of compensation and service. Mr. Heine does not participate in the Sola Optical Pension Plan. In lieu of his participation in the Sola Superannuation Plan (in Australia), Mr. Heine earns an equivalent pension under a separate Expatriate Superannuation Agreement with the Company. Under this agreement, the Company will be required to make a lump sum payment for the benefit of Mr. Heine upon his termination of service or retirement from the Company based on the benefits he would have accrued under the Sola Superannuation Plan had he continued his participation therein. Payments under the Sola Superannuation Plan generally are based on years of service and final average compensation. The estimated lump sum benefit for the benefit of Mr. Heine, including benefits accrued by Mr. Heine as a member of the Sola Superannuation Plan prior to his relocation to Menlo Park, California, upon normal retirement from the Company at age 65 is Australian $2,216,300 (U.S.$1,442,900 based on a conversion rate of 1.536 Australian $ to the U.S.$). In connection with the relocation of Mr. Perrott to Adelaide, Australia in fiscal 1998, Mr. Perrott rejoined the Sola Superannuation Plan. The estimated lump sum benefit for the benefit of Mr. Perrott under the Sola Superannuation Plan upon normal retirement from the Company at age 65 is Australian $1,358,500 (U.S.$884,440 based on a conversion rate of 1.536 Australian $ to the U.S.$). Mr. Lee did not participate in the Pilkington Visioncare Pension Plan; however, he does participate in the Sola Optical Pension Plan.

  The following table shows estimated annual benefits payable upon retirement to Messrs. Cox, Lee and Gioia under the Sola Optical Pension Plan in combination (to the extent applicable) with the Pilkington Visioncare Pension Plan. The Sola Optical Pension Plan will provide the amount of the benefit to Messrs. Cox and Gioia in excess of a portion of the amount accrued by them under the Pilkington Visioncare Pension Plan as of December 1, 1993; assuming retirement at age 65, the amount of annual benefit payable by the Pilkington Visioncare Pension Plan to Mr. Cox and Mr. Gioia which will be offset from the Sola Optical Pension Plan will be $16,929.48 and $6,571.92, respectively. Assets of the Pilkington Visioncare Pension Plan were not transferred to the Company from Pilkington in connection with the sale of the Company from Pilkington and the Company has no obligation under the Pilkington Visioncare Pension Plan.

                              PENSION PLAN TABLE

                                                    YEARS OF SERVICE
                                         ---------------------------------------
REMUNERATION                               15      20      25      30      35
------------                             ------- ------- ------- ------- -------
 $125,000............................... $26,623 $35,498 $44,372 $53,247 $62,121
  150,000...............................  32,346  43,128  53,910  64,692  75,474
  175,000...............................  32,804  43,738  54,673  65,607  76,542
  200,000...............................  32,804  43,738  54,673  65,607  76,542
  225,000...............................  32,804  43,738  54,673  65,607  76,542
  250,000...............................  32,804  43,738  54,673  65,607  76,542
  300,000...............................  32,804  43,738  54,673  65,607  76,542
  350,000...............................  32,804  43,738  54,673  65,607  76,542
  400,000...............................  32,804  43,738  54,673  65,607  76,542
  450,000...............................  32,804  43,738  54,673  65,607  76,542
  500,000...............................  32,804  43,738  54,673  65,607  76,542

  The years of credited service as of March 31, 1998 for Messrs. Cox, Lee and Gioia are 12.25, 4.25 and 8.36, respectively.

  Benefits under the Sola Optical Pension Plan are not offset by Social Security benefits. The amounts shown are based upon certain assumptions, including retirement of the employee at exact age 65 on March 31, 1998 and payment of the benefit under the basic form of the Sola Optical Pension Plan, a single life annuity for the life of the participant. The amounts will change if the payment is made under any other form permitted by the Sola Optical Pension Plan, or if an employee's retirement occurs after March 31, 1998, since the Social Security Wage Base of such an employee (one of the factors used in computing the annual retirement benefits) will reflect higher Social Security tax bases for years after 1998. The Sola Optical Pension Plan provides a higher level of benefits for the portion of compensation above the compensation levels on which Social Security benefits are based.

  The remuneration levels shown represent the five year average of annual compensation covered by the Sola Optical Pension Plan as of March 31, 1998. Compensation covered by the Sola Optical Pension Plan includes regular base salary, hourly wages, shift differentials, overtime, vacation and sick leave pay, commissions, sales bonus, amounts deferred under any tax qualified plan of the Company and amounts paid pursuant to management bonus plans or other formally adopted incentive compensation plans. The current compensation covered by the Sola Optical Pension Plan for Messrs. Cox, Lee and Gioia differs substantially (by more than 10%) from that set forth in the Summary Compensation Table under the aggregate of the "Salary" and "Bonus" columns because the amount of compensation which may be covered under a tax qualified pension plan is limited by the Internal Revenue Code.

  The pension amounts shown for remuneration in excess of the compensation cap ($160,000 for 1997) are based upon the compensation cap in each year, as required by law. The IRC Section 415 defined benefit limit was $125,000 for 1998, but it did not provide any further limitation on the amounts calculated.

                       COMPENSATION COMMITTEE REPORT ON
                           COMPENSATION OF EXECUTIVE
                            OFFICERS OF THE COMPANY

  The Company's Compensation Committee is responsible for executive compensation, including setting the Company's compensation philosophy and policies, recommending to the Board of Directors the compensation to be paid to the Chief Executive Officer and determining the compensation for the other executive officers. The Compensation Committee is also responsible for administering the Company's executive compensation plans and programs, including the Company's stock option plans. The Compensation Committee reviews the Company's executive compensation program on at least an annual basis to ensure that the program continues to meet the goals of its compensation policy.

COMPENSATION POLICY

  The Compensation Committee has designed the Company's executive compensation program (i) to attract qualified executive officers from a global pool of talent, (ii) to reward, motivate and retain the Company's executive officers and (iii) to align the interests of its executive officers with those of the Company's stockholders by linking the executives' annual cash and long-term incentive compensation to Company performance.

  The Company's compensation program consists of three basic components: base salary; annual cash incentive-based compensation; and long-term compensation in the form of stock options. The Compensation Committee's goal has been to base a greater portion of the executives' compensation on Company performance. The Company also provides perquisites to its executive officers to maintain the Company's competitive status in attracting and retaining executive officers in a competitive global market.

BASE SALARY

  The Compensation Committee reviews base salary levels of the executive officers annually. Adjustments, if any, are made effective January 1. Salary ranges for each executive officer are determined by the Compensation Committee using a two-step process. First, the level and functional responsibilities of the position held by each executive officer is evaluated using the Hay Guide Chart Job Evaluation Method. Second, based on such evaluation, salary ranges for each position are determined using marketplace data provided by Hay Management Consultants and periodically cross-checked with other market surveys published by Mercer, Cullen-Egan-Dell and other compensation consultants. Historically, a mid-point base salary has been established around the 75th percentile among a select group of companies, with a minimum salary at 80% of the mid-point and a maximum salary at 120% of the mid-point. An executive officer's progression through the salary range is based upon the Compensation Committee's evaluation of the individual's job performance. In fiscal 1998, salary increases for executive officers have been generally at the market rate. Effective January 1, 1998 approximately sixty percent of the annual housing allowance paid to Messrs. Heine and Lee is paid in the form of base salary.

  The group of companies to which the Company compares itself with respect to base salary compensation of its executives is not the same as the group to which it compares itself on the Performance Graph. For the U.S. market the comparison group for base salary purposes is comprised of visioncare, healthcare and technology companies whose businesses are concentrated on the west coast of the United States. The Compensation Committee selected these companies because it believes that they are the companies with respect to which the Company must remain competitive in order to attract and retain qualified executives to work at its Northern California locations. For other market places worldwide the comparison group consists of all multinational and medium to large local companies in the specific market place. The comparison group used in the Performance Graph is comprised of the Company's worldwide competitors.

ANNUAL CASH INCENTIVE COMPENSATION

  The Compensation Committee views the annual cash incentive compensation component of its program as a significant element in attaining its goal of closely linking Company performance with executive compensation by providing additional annual cash compensation based on the Company's achievement of objective financial performance targets.

  During fiscal 1995, the Compensation Committee, with the approval of the Board of Directors, adopted a management incentive plan (the "Management Incentive Plan") for fiscal years commencing after fiscal 1995 to provide annual performance-based cash bonuses to officers designated by the Compensation Committee. Under the Management Incentive Plan, each designated officer has the opportunity to receive a performance-based cash bonus based on the Company's achievement of certain pre-established performance targets related to "operating profit," "trading cash flow" and the ratio of working capital to net sales, in each instance as measured on a Company-wide and/or regional basis.

  The Compensation Committee establishes target award percentages for each participant, which is the percentage of a participant's salary that will be awarded depending on the percentage of the performance target which is attained. The Compensation Committee will determine whether to establish maximum target award percentages. The maximum award which any participant may receive in a fiscal year under the Management Incentive Plan is $1 million. The Compensation Committee does not have discretion to increase the amount of a participant's award payable under the plan after the establishment of the relevant performance targets and target award percentages. Awards are paid annually upon certification by the Compensation Committee of achievement of the relevant performance targets at such time and in such manner as the Compensation Committee shall determine.

  The amount of an executive's bonus for fiscal 1998 was based on the Company's level of achievement measured against its pre-established performance targets. A bonus equal to 33% of the target bonus amount was payable if 95% of the performance targets for "trading cash flow" and working capital for fiscal 1998 were achieved. A bonus equal to 40% of the target bonus was payable if "operating profit" attained fiscal 1997 levels. A bonus in excess of 100% of the target bonus amount was payable if greater than 100% of the performance targets was achieved. No bonus was payable if the Company did not achieve at least 95% of its performance targets for "trading cash flow" and working capital, and no bonus was payable if fiscal 1997 "trading profit" was not achieved.

  Prior to the commencement of fiscal 1998, the Compensation Committee maintained target bonus awards equal to 80% of base salary for Mr. Heine and equal to 60% of base salary for each of the other executive officers, in each instance payable only upon attainment of 100% of the performance targets. The Compensation Committee determined such percentages to be appropriate based on market surveys of executive compensation, including the Executive Compensation Reports published by Hay Management Consultants.

STOCK OPTION PLANS

  The Compensation Committee believes that the stock option component of its executive compensation program causes the executives' interests to be more closely aligned with those of the Company's stockholders because the value of the options is linked directly to the price of the Company's stock. The Compensation Committee awarded stock options to the executive officers prior to fiscal 1995 under the Company's then existing stock option plan. Such plan has been amended to provide that no options would be granted thereunder after February 28, 1995 and the International Stock Option Plan has been adopted by the Company.

  In light of previous awards made to Mr. Heine and the other named executive officers, the Compensation Committee determined that it was not appropriate to grant such persons options under the International Stock Option Plan during fiscal 1998.

  In fiscal 1998 the Board of Directors amended the Sola International Inc. Stock Option Plan to provide for the issuance of an additional 1,690,000 shares of Common Stock, subject to the approval by the shareholders at the Annual General Meeting. The amendment will enable the Compensation Committee to make option grants to current optionholders and an expanded group of key management worldwide over forthcoming years as well as to attract and retain executive officers.

PERQUISITES

  The Company provides a company car allowance and supplemental medical coverage to certain named executive officers and an expatriate allowance for housing to each named executive officer who has relocated to California from outside the United States. The foregoing perquisites are provided to executive officers because the Compensation Committee believes that they are necessary to attract and retain executive talent in a global market. Mr. Heine, a former resident of Australia, is provided with each of the foregoing benefits.

CEO COMPENSATION

  The Compensation Committee determines Mr. Heine's compensation on the same basis and under the same philosophy it uses in determining the compensation of other executive officers. As discussed above, the goal of the Compensation Committee is to link a significant portion of the compensation of its executive officers, including Mr. Heine, to Company performance. In fiscal 1998 Mr. Heine's salary was increased by 4%.

  To further link Mr. Heine's compensation to Company performance, a substantial amount of Mr. Heine's potential compensation for fiscal 1998 was tied to the Company's achievement of certain objective financial targets described above under the Management Incentive Plan. Based on the Company's performance for fiscal 1998, Mr. Heine realized a bonus award equal to approximately 119% of his base salary.

  In deciding not to award additional stock options to its named executive officers, including Mr. Heine, in fiscal 1998 the Compensation Committee determined that in light of the awards made in December 1993 no awards were appropriate.

SECTION 162(M)

  Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a deduction to any publicly-held corporation for compensation paid in excess of $1 million in a taxable year to its chief executive officer or any of the four other most highly-compensated executive officers employed by the Company on the last day of its taxable year.

  During a transition period ending in 1999, the deduction limitation of
Section 162(m) does not apply to incentive compensation payable by the Company pursuant to the management incentive plan. The Compensation Committee will determine whether or not to administer the management incentive plan so that compensation payable after the expiration of the transition period would be subject to the deduction limitation. The Compensation Committee has established and administered the Company's stock option plans with the intent that compensation paid to the executive officers thereunder will not be subject to the deduction limitation of Section 162(m).

Respectfully submitted,

Hamish Maxwell, Chairman
Irving S. Shapiro

                               PERFORMANCE GRAPH

  The following graph compares the cumulative total return on $100 invested on February 23, 1995 in each of the Common Stock of the Company, Standard & Poor's 500 Index and the Dow Jones World Stock Index--Medical Supplies, the latter of which the Company finds representative given the inclusion of certain competitors of the Company in such index. The return of the Standard & Poor's 500 Index is calculated assuming reinvestment of dividends. The Company has not paid any dividends. The graph covers the period from February 23, 1995, when the Company's Common Stock was first offered to the public, through March 31, 1998. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
               OF SOLA INTERNATIONAL INC., S&P 500 AND DOW JONES
                      WORLD STOCK INDEX-MEDICAL SUPPLIES

                                  LINE GRAPH

Measurement Period                                S&P 500      DJWSI
Fiscal Year Covered)   SOLA INTERNATIONAL INC.    INDEX        MEDICAL SUPPLIES
-------------------    -----------------------    ---------    ----------------
Measurement Pt-
    02/23/95           $100                       $100         $100
FYE 03/31/95           $130.3                     $102.6       $104
FYE 03/31/96           $188.6                     $132.2       $125.3
FYE 03/31/97           $140.2                     $155.1       $153.4
FYE 03/31/98           $251.13                    $225.65      $186.71

                             CERTAIN TRANSACTIONS

  The Company has entered into agreements to provide indemnification for its directors and executive officers in addition to the indemnification provided for in the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws. The Company has also purchased directors and officers insurance for its directors and executive officers.

  The Company and Mr. Steven M. Neil, Executive Vice President, Finance, Chief Financial Officer, Secretary and Treasurer, entered into an employment agreement dated September 2, 1997. Under the terms of the agreement, amongst other things, the Company loaned Mr. Neil $300,000, interest free, in connection with his relocation to California.

  The Company rents certain premises in Southbridge, Massachusetts from a company owned by Mr. Maurice Cunniffe, a Director of the Company. Rents payable under the terms of the rental agreement during fiscal 1998 amounted to approximately $535,000.

          APPROVAL OF AMENDMENTS TO THE 1998 SOLA INTERNATIONAL INC.
              STOCK OPTION PLAN TO, AMONG OTHER THINGS, INCREASE
            BY 1,690,000 THE NUMBER OF SHARES RESERVED FOR ISSUANCE
                   PURSUANT TO THE EXERCISE OF STOCK OPTIONS

INTRODUCTION

  On March 5, 1998, the Board of Directors approved, subject to stockholder approval, an increase of 1,690,000 in the number of shares of Common Stock reserved for issuance pursuant to the exercise of stock options under the 1998 Sola International Inc. Stock Option Plan (the "Plan"). On June 23, 1998, the Board of Directors also approved, subject to stockholder approval, amendments to the Plan described below to provide the Compensation Committee greater flexibility in administering the Plan. The Company is seeking stockholder approval of the foregoing amendments. A copy of the Plan, as it is proposed to be amended, is attached hereto as Appendix A. The material features of the Plan, as it is proposed to be amended, are described below. Such description is subject to, and is qualified in its entirety by, the full text of the Plan. Capitalized terms not defined below have the meaning given to them in the Plan.

  The purpose of the proposed amendments is to permit the Compensation Committee, through the grant of additional options to acquire shares of Common Stock, to continue to promote the interests of the Company and its stockholders by attracting, retaining and motivating key employees and directors capable of furthering the success of the Company and by aligning their economic interests more closely with those of the Company's stockholders. To achieve these goals, the amendments also provide the Compensation Committee more flexibility in administering the Plan. The material features of the proposed amendments are described in greater detail below. Stockholder approval of the Plan is required in order for compensation attributable to grants thereunder not to be subject to the deduction limitation of Section 162(m) of the Code. Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year. Section 162(m), however, does not disallow a federal income tax deduction for qualified "performance based compensation," the material terms of which are disclosed to and approved by stockholders. The Company has established and administers the Plan with the intention that compensation attributable to Options (as defined below) granted thereunder would not be subject to the deduction limitation.

DESCRIPTION OF THE PLAN

  The Company initially adopted the Plan effective February 15, 1995. The Plan was amended effective April 1, 1996 to permit non-employee directors to elect to receive their annual retainer in the form of stock options, and it was amended again effective August 16, 1996 to provide for an increase by 500,000 in the number of shares reserved for issuance thereunder.

  The Plan is intended to provide an incentive for key employees and directors to join and remain in the service of the Company, to maintain and enhance the long-term performance and profitability of the Company and to provide key employees and directors a proprietary interest in the success of the Company.

  Pursuant to the Plan, key employees and directors of the Company ("Optionees") are eligible to receive awards of stock options ("Options") in consideration of their services to the Company. Options granted under the plan may be either nonqualified stock options or "incentive stock options," within the meaning of Section 422 of the Code. Approximately 120 individuals are currently eligible to participate in the Plan.

  Subject to antidilution and similar provisions, as of June 15, 1998 the total number of shares of Common Stock with respect to which Options may be awarded under the Plan equals (i) 1,355,868 plus (ii) the number of shares of Common Stock subject to options granted under the Sola Investors Inc. Stock Option Plan which expire or terminate without exercise for any reason, which number of shares shall not exceed 1,645,219. As of June 15, 1998, 161,895 shares of Common Stock remained available for the issuance of new stock options under the Plan. The Board of Directors is seeking stockholder approval to increase this amount by 1,690,000 shares.

  The Plan is administered by the Compensation Committee. Subject to the provisions of the Plan, the Compensation Committee will determine when and to whom Options will be granted, the number of shares covered by each Option and the other terms of the Options. The Compensation Committee may not grant Options to any key employee under the Plan with respect to more than 500,000 shares of Common Stock in any fiscal year during the term of the Plan (subject to antidilution and similar adjustments).

  Each non-employee director may elect to receive all or a portion of his or her annual cash retainer fee for services in the form of an Option (a "Director Option"). Director Options are granted on the first business day following the annual meeting of stockholders. The number of shares of Common Stock granted in respect of a Director Option is equal to the cash value of the fee the director elects to receive in the form of an Option divided by the fair market value of a share of Common Stock on the date of grant, multiplied by three. Each Director Option is fully exercisable upon grant. The per share purchase price for shares of Common Stock underlying a Director Option is the fair market value of a share on the date of grant.

  Other than as provided in the Plan with respect to Director Options, an Option may be granted on such terms and conditions as the Compensation Committee may approve, provided that all Options must be granted with an exercise price not less than the fair market value of the underlying Common Stock on the date of grant (110% in the case of "incentive stock options" granted to a "ten percent stockholder," as provided in Section 422 of the
Code). No Option may be exercised after the expiration of ten years from the date of grant (five years in the case of an "incentive stock option" granted to a "ten percent stockholder"). Options granted under the Plan will become exercisable at such times and under such conditions as the Compensation Committee shall determine at the time of grant or thereafter. Unless the Agreement or the Compensation Committee otherwise provides, vested Options lapse 45 days after termination of employment with the Company for any reason other than death or disability. Vested Options terminate 180 days after termination by reason of death or disability. Unless the Agreement or the Compensation Committee otherwise provides, the portion of an Option that is not vested will automatically lapse upon the Optionee's termination of employment with the Company for any reason. All Options automatically lapse upon the termination of the Optionee's employment for cause. Unless otherwise determined by the Compensation Committee, in the event of certain change in control transactions with respect to the Company, all outstanding Options shall vest and, upon exercise, entitle the holder thereof to receive in respect of each share of Common Stock subject to an Option, upon exercise thereof, the same amount and kind of stock, securities, cash, property or other consideration that each holder of a share of Common Stock was entitled to receive in such transaction in respect of a share of Common Stock.

  The Board of Directors may at any time and from time to time suspend, amend, modify or terminate the Plan; provided, however, that, to the extent required by Rule 16b-3 promulgated under the Exchange Act, or any other law, regulation or stock exchange rule, no such change shall be effective without the requisite approval of the Company's stockholders. In addition, no such change may adversely alter or impair any rights or obligations under any awards previously granted, except with the written consent of the Optionee.

PROPOSED AMENDMENTS TO THE PLAN

  The Board of Directors amended the Plan to increase by 1,690,000 the number of shares of Common Stock reserved for issuance pursuant thereto, subject to stockholder approval. The principal purpose of this amendment was to enable the Company to continue to offer incentive compensation in the form of Options to key employees and directors.

  The Plan was also amended by the Board of Directors, subject to stockholder approval, to provide greater flexibility to the Compensation Committee in administering the plan. Under the Plan as it is proposed to be amended, the Compensation Committee would have discretion to (i) vary the definition of "cause" (upon the occurrence of which an Optionee's Options would be forfeited) on a grant-by-grant basis, (ii) allow Options to remain outstanding for longer than 45 days after an Optionee's employment is terminated, (iii) modify the vesting schedule of Options subsequent to their grant, (iv) vary the definition of certain change in control transactions (upon the occurrence of which Options generally will vest) on a grant-by-grant basis and (v) allow for Options to be transferred to members of an Optionee's immediate family or to certain entities solely for their benefit.

NEW PLAN BENEFITS

  The grant of Options under the Plan is subject to the discretion of the Compensation Committee. The Committee has not granted any Options under the Plan as it is proposed to be amended. Accordingly, the Company cannot currently determine the number of shares of Common Stock that may be subject to Options granted in the future to key employees and directors generally under the Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following discussion is a brief summary of the principal United States federal income tax consequences under current federal income tax laws relating to Options. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

  An optionee will not recognize any taxable income upon the grant of a nonqualified option and the Company will not be entitled to a tax deduction with respect to such grant. Upon exercise of a nonqualified option, the excess of the fair market value of the Common Stock on the exercise date over the exercise price will be taxable as compensation income to the optionee. Subject to the optionee including such excess amount in income or the Company satisfying applicable reporting requirements, the Company should be entitled to a tax deduction in the amount of such compensation income. The optionee's tax basis for the Common Stock received pursuant to such exercise will equal the sum of the compensation income recognized and the exercise price.

  In the event of a sale of the Common Stock received upon the exercise of a nonqualified option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss, provided that any gain will be subject to reduced rates of tax if the shares were held for more than twelve months after exercise and will be subject to further reduced rates of tax if the shares were held for more than eighteen months after exercise.

  Generally, an optionee should not recognize taxable income at the time of grant or exercise of an incentive stock option and the Company should not be entitled to a tax deduction with respect to such grant or exercise. The exercise of an incentive stock option generally will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

  A sale or other disposition by an optionee of shares acquired upon the exercise of an incentive stock option more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the incentive stock option should result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain or loss to the optionee with no deduction being allowed to the

Company, provided that any gain will be subject to reduced rates of tax if the shares were held for more than twelve months after exercise and will be subject to further reduced rates of tax if the shares were held for more than eighteen months after exercise. Upon a sale or other disposition of shares acquired upon the exercise of an incentive stock option within one year after the transfer of the shares to the optionee or within two years after the date of grant of the incentive stock option (including the delivery of such shares in payment of the exercise price of another incentive stock option within such period), the excess of (a) the lesser of (i) the fair market value of the shares at the time of exercise of the option and (ii) the amount realized on such disqualifying sale or other disposition of the shares over (b) the exercise price of such shares, should constitute ordinary income to the optionee and the Company should be entitled to a deduction in the amount of such income. The excess if any, of the amount realized on a disqualifying sale over the fair market value of the shares at the time of the exercise of the option generally will constitute short-term or long-term capital gain, depending on whether the shares have been held for at least twelve months after the date of exercise, with the lowest capital gains rates available if shares are held for more than eighteen months after the date of exercise, and the excess will not be deductible by the Company.

  Special rules may apply to optionees who are subject to Section 16 of the Securities Exchange Act of 1934.

  Under certain circumstances the accelerated vesting or exercise of options in connection with a change of control of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute tax provision of section 280G of the Code. To the extent it is so considered, the Optionee may be subject to a 20% excise tax and the Company may be denied a tax deduction.

  Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the Company on the last day of its taxable year. The Company has established and administers the Plan with the intention that compensation attributable to Options granted thereunder would not be subject to the deduction limitation.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                          RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

  The Board of Directors, upon the recommendation of the Audit Committee, has appointed Ernst & Young LLP, as the firm of independent auditors to audit the books and accounts of the Company for the fiscal year ending March 31, 1999. Although the appointment of independent auditors is not required by law or the Company's By-Laws to be approved by the Company's stockholders, the Board of Directors believes that stockholders should participate in the selection of the Company's independent auditors. Accordingly, the stockholders will be asked at the Annual Meeting to ratify the appointment by the Board of Directors of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1999. In the event the stockholders do not approve the appointment of Ernst & Young LLP, the selection of other independent auditors will be considered by the Board of Directors. A representative of Ernst & Young LLP will be in attendance at the 1998 Annual Meeting and will have an opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

                        STOCKHOLDERS' PROPOSALS FOR THE
                      1999 ANNUAL MEETING OF STOCKHOLDERS

  Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received at the Company's principal offices, 2420 Sand Hill Road, Suite 200, Menlo Park, California 94025, Attention:
Secretary, for inclusion in the Company's Proxy Statement and form of proxy relating to that Annual Meeting no later than March 2, 1999. Proposals, as well as any questions related thereto, should be submitted in writing to the Secretary of the Company. Proposals may be included in the proxy statement for the 1999 Annual Meeting if they comply with certain rules and regulations promulgated by the U.S. Securities and Exchange Commission and with certain procedures described in the Company's By-Laws, a copy of which may be obtained from the Secretary of the Company.

                           EXPENSES OF SOLICITATION

  The solicitation of proxies in the form enclosed is made on behalf of the Board of Directors of the Company. All expenses relating to the solicitation will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and regular employees of the Company and its subsidiaries, none of whom will receive additional compensation therefor, may solicit proxies in person or by telephone, telegraph or other means. As is customary, the Company will, upon request, reimburse brokerage firms, banks, trustees, nominees and other persons for their out-of-pocket expenses in forwarding proxy materials to their principals.

                                 OTHER MATTERS

  The persons named in the enclosed form of proxy have no intention of bringing before the meeting for action any matter other than as specifically referred to above, nor has management or the Board of Directors any such intention, and none of such persons, management or the Board of Directors is aware of any matters which may be presented by others. If any such business should properly come before the meeting, the persons named in the form of proxy intend to vote thereon in accordance with their best judgment.

                           SECTION 16(A) BENEFICIAL
                        OWNERSHIP REPORTING COMPLIANCE

  The directors, executive officers and ten percent stockholders of the Company are required to file reports of their ownership of the Company's Common Stock with the Securities and Exchange Commission and the New York Stock Exchange pursuant to Section 16(a) of the Securities Exchange Act of 1934. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all of such reporting requirements were satisfied during fiscal 1998; provided, however, that Mr. Steven M. Neil filed his initial report on Form 3 late.

  THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES BUT EXCLUDING EXHIBITS). COPIES OF ANY EXHIBITS THERETO ALSO WILL BE FURNISHED UPON THE PAYMENT OF A REASONABLE DUPLICATING CHARGE. REQUESTS IN WRITING FOR COPIES OF ANY SUCH MATERIALS SHOULD BE DIRECTED TO SOLA INTERNATIONAL INC., 2420 SAND HILL ROAD, SUITE 200, MENLO PARK, CALIFORNIA 94025, ATTENTION: INVESTOR RELATIONS.

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                          By order of the Board of Directors,

                                          Steven M. Neil
                                          Secretary

Menlo Park, California
June 30, 1998

  A copy of the Company's Annual Report for the fiscal year ended March 31, 1998, including financial statements, accompanies this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

                                                                     APPENDIX A

                           AMENDED AND RESTATED 1998

                            SOLA INTERNATIONAL INC.

                               STOCK OPTION PLAN

                                   ARTICLE I

                                    GENERAL

  1.1 Purpose. The purpose of this 1998 Sola International Inc. Stock Option Plan (the "Plan"), is to provide certain key employees and/or directors of Sola International Inc., a Delaware corporation, its successors and assigns and its subsidiaries and affiliates (collectively, the "Company"), an incentive (i) to join and/or remain in the service of the Company, (ii) to maintain and enhance the long-term performance and profitability of the Company and (iii) to acquire a proprietary interest in the success of the Company. The Plan is intended to meet the requirements of Rule 16b-3 of the 1934 Act (as hereinafter defined) at all times during which the Company and Insiders (as hereinafter defined) are subject to the requirements of Section 16 of the 1934 Act (as hereinafter defined).

  1.2 Definition of Certain Terms.

  (a) "Agreement" means an agreement between International and an Optionee issued pursuant to Section 2.1.

  (b) "Board" means the Board of Directors of International.

  (c) "Code" means the Internal Revenue Code of 1986, as amended.

  (d) "Committee" means the committee of the Board appointed to administer the Plan in accordance with Section 1.3.

  (e) "Common Stock" means the shares of Common Stock, par value $.01 per share, of International, and any other shares into which such common stock shall thereafter be exchanged by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

  (f) "Company" means Sola International Inc., a Delaware corporation, its successors and assigns and its subsidiaries and affiliates.

  (g) "Date of Grant" means the date as of which an Option is granted by the Committee under an Agreement.

  (h) "Fair Market Value" per share as of a particular date means (i) the closing sales price per share of Common Stock on such date, including the Date of Grant, on the national securities exchange on which the Common Stock is principally traded, or if there was not a sale on such date, the closing sales price for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are not then traded on a national securities exchange, the average of the closing bid and asked prices for the shares of Common Stock in the over-the-counter market on which the Common Stock is principally traded for the last date, including the Date of Grant, on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

  (i) "Incentive Stock Option" means an Option satisfying the requirements of
Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

  (j) "Insider" means a person subject to potential liability with respect to equity securities of International under Section 16(b) of the 1934 Act.

  (k) "International" means Sola International Inc., its successors and assigns.

  (l) "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option or other type of statutory stock option under the Code.

  (m) "Optionee" means an employee of the Company or a Nonemployee Director who has been awarded any Option under this Plan.

  (n) "Option" means a right to purchase Common Stock granted under the Plan.

  (o) The terms "parent corporation" and "subsidiary corporation" as used herein shall have the meaning given those terms in Code Section 424(e) and
(f), respectively. A corporation shall be deemed a parent corporation or a subsidiary corporation only for such periods during which the requisite ownership relationship is maintained.

  (p) "Plan" means this 1998 Sola International Inc. Stock Option Plan.

  (q) "Termination With Cause," with respect to any employee, means, unless otherwise provided in an Agreement, termination by the Company of such employee's employment for: (i) misappropriation of corporate funds, (ii) conviction of a felony or a crime involving moral turpitude, (iii) willful violation of directions of the Chief Executive Officer or the Board, (iv) gross negligence or (v) willful misconduct, and with respect to any Nonemployee Director, unless otherwise provided in an Agreement, the commission of an act of fraud or intentional mispresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company.

  (r) "1934 Act" means the Securities Exchange Act of 1934, as amended.

  (s) "Director Option" means an Option issued pursuant to Section 2.6.

  (t) "Nonemployee Director" means a director of International, including the Chairman of the Board, who is not an officer or employee of the Company.

  1.3 Administration.

  (a) Subject to Section 1.3(e), the Plan shall be administered by the Committee, which shall consist of at least two directors and which shall have the power of the Board to authorize awards under the Plan. At all times during which the Company and Insiders are subject to the requirements of Section 16 of the 1934 Act, all members of the Committee shall be "non-employee directors" as described in Rule 16b-3 of the 1934 Act. The members of the Committee shall be appointed by, and may be changed from time to time in the discretion of, the Board.

  (b) The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Agreement executed pursuant to Section 2.1, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

  (c) The determination of the Committee on all matters relating to the Plan or any Agreement shall be final, binding and conclusive.

  (d) No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiation for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or the authorizing or denying authorization to any transaction hereunder, other than actions involving willful misfeasance, gross negligence or reckless disregard of the member's duties.

  (e) Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan, with any members of the Board who are eligible to receive awards (other than Director Options) hereunder not participating in decisions relating to the Plan, in which event, the term "Committee" as used herein shall be deemed to mean the Board.

  1.4 Persons Eligible for Awards. Awards under the Plan may be made from time to time to such key employees of the Company as the Committee shall in its sole discretion select and to Nonemployee Directors in accordance with Section 2.6; provided, however, that, subject to Section 3.4 (relating to adjustments upon changes in capitalization), the Committee may not award Options to any such employee with respect to more than 500,000 shares of Common Stock in any fiscal year during the term of the Plan.

  1.5 Types of Awards Under the Plan. Awards may be made under the Plan in the form of Options, which shall be Incentive Stock Options or Nonqualified Stock Options.

  1.6 Shares Available for Awards.

  (a) Subject to Section 3.4 (relating to adjustments upon changes in capitalization), the maximum number of shares of Common Stock with respect to which Options may be awarded under the Plan shall be equal to (i) 3,045,868 shares, plus (ii) subject to the requirements of Rule 16b-3 of the 1934 Act, if applicable, the number of shares of Common Stock subject to options which have been granted under the Sola Investors Inc. Stock Option Plan (the "Existing Options") which expire or terminate without exercise for any reason, which number of shares underlying Existing Options shall not exceed 1,645,219. Subject to the requirements of Rule 16b-3 of the 1934 Act, if applicable, shares of Common Stock covered by Options granted under the Plan which expire or terminate for any reason shall again become available for award under the Plan.

  (b) Shares that are issued upon the exercise of Options awarded under the Plan shall be authorized and unissued or treasury shares of Common Stock.

  (c) Without limiting the generality of the preceding provisions of this
Section 1.6, the Committee may, but solely with the Optionee's consent, agree to cancel any award of Options under the Plan and issue new Options in substitution therefor, provided that the Options as so substituted shall satisfy all of the requirements of the Plan as of the date such new Options are awarded.

  1.7 Option Price. The exercise price of each Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock covered by the Option as of the Date of Grant.

                                   ARTICLE 2

                                 STOCK OPTIONS

  2.1 Agreements Evidencing Stock Options.

  (a) Options awarded under the Plan shall be evidenced by Agreements which shall not be inconsistent with the terms and provisions of the Plan, and which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. Without limiting the generality of the foregoing, the Committee may in any Agreement impose such restrictions or conditions upon the exercise of such Option or upon the sale or other disposition of the shares of Common Stock issuable upon exercise of such Option as the Committee may in its sole discretion determine. By accepting an award pursuant to the Plan each Optionee shall thereby agree that each such award shall be subject to all of the terms and provisions of the Plan, including, but not limited to, the provisions of
Section 1.3(d).

  (b) Each Agreement shall set forth the number of shares of Common Stock subject to the Option granted thereby.

  (c) Each Agreement relating to Options shall set forth the amount payable by the Optionee to International upon exercise of the Option evidenced thereby, subject to adjustment by the Committee to reflect changes in capitalization as contemplated by Section 3.4.

  (d) Each Agreement shall set forth the period during which the Option shall be exercisable and any vesting provisions applicable to the Option, which shall be determined by the Committee in its discretion; provided, however, that no Option shall be exercisable after the expiration of ten years from the Date of Grant.

  (e) Each Agreement shall specify whether the Option is a Nonqualified Stock Option or an Incentive Stock Option.

  (f) Each Agreement shall set forth such other terms and conditions of the Option, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate.

  2.2 Incentive Stock Options. Incentive Stock Options granted under the Plan shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in the Plan.

  (a) Value of Shares. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options granted under this Plan and all other option plans of International or any subsidiary corporation or parent corporation become exercisable for the first time by each Optionee during any calendar year shall not exceed $100,000.

  (b) Ten Percent Stockholder. In the case of an Incentive Stock Option granted to a "ten percent stockholder" (as provided in Section 422 of the Code), (i) the option price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock on the Date of Grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

  2.3 Exercise of Options. Subject to the provisions of this Article 2, each Option granted under the Plan shall be exercisable as follows:

    (a) An Option shall become exercisable at such times and subject to such conditions as the applicable Agreement may provide.

    (b) Unless the applicable Agreement otherwise provides, an Option granted under the Plan may be exercised from time to time as to all or part of the shares as to which such Option shall then be exercisable.

    (c) An Option shall be exercisable by the filing of a written notice of exercise with International, on such form and in such manner as the Committee shall in its sole discretion prescribe.

    (d) Any written notice of exercise of an Option shall be accompanied by payment of the exercise price for the shares being purchased. Except as described below, such payment shall be made by certified or official bank check payable to International (or the equivalent thereof acceptable to the Committee). As soon as practicable after receipt of such payment, International shall deliver to the Optionee a certificate or certificates for the shares of Common Stock so purchased.

  2.4 Termination of Options.

  (a) Except as the Agreement or the Committee may otherwise provide and as set forth in this Section 2.4, notwithstanding anything to the contrary in this Plan, an Optionee may not exercise his vested Options after (and his Options shall terminate on) the first to occur of (i) the date which is 45 days after termination of his employment or directorship with the Company for any reason other than death or disability; and (ii) 180 days following the Optionee's termination of employment or directorship by reason of death or disability.

  (b) Notwithstanding anything to the contrary in this Plan, all Options granted to an Optionee shall immediately expire and cease to be exercisable and all rights granted to an Optionee under this Plan and such Optionee's Agreement shall immediately expire in the event of a Termination With Cause of the Optionee by the Company at any time.

  (c) Unless the applicable Agreement or the Committee expressly provides otherwise, Options (other than Director Options) awarded to Optionees under the terms of the Plan will be exercisable only in accordance with the following vesting schedule:

                                                                    CUMULATIVE
                                                                   PERCENTAGE OF
   APPLICABLE DATE                                                 TOTAL SHARES
   ---------------                                                 -------------
   On the date of the applicable Agreement........................       20%
   On the first anniversary of the date of the Agreement..........       40%
   On the second anniversary of the date of the Agreement.........       60%
   On the third anniversary of the date of the Agreement..........       80%
   On the fourth anniversary of the date of the Agreement.........      100%

  The Committee may modify this vesting schedule in any manner that it deems appropriate in any Agreement or thereafter, and may provide different vesting schedules in different Agreements in its sole discretion.

  (d) Except as otherwise provided in the Plan, in an Agreement or by the Committee, the portion of an Option that is not vested under Section 2.4(c) above will automatically lapse upon the Optionee's termination of employment or directorship with the Company for any reason.

  2.5 Rule 16b-3.

  Notwithstanding anything in the Plan to the contrary, the Plan shall be administered, and Options shall be granted and exercised, in accordance with the 1934 Act and, specifically, Rule 16b-3 of the 1934 Act.

  2.6 Nonemployee Director Options.

  (a) Ineligibility for Other Awards. Nonemployee Directors shall not be eligible to receive Options pursuant to the Plan other than as set forth in this Section 2.6.

  (b) Election. Each Nonemployee Director may elect to receive all or a portion of his or her annual cash retainer fee for services as a Nonemployee Director (the "Fee") in the form of an Option (a "Director Option"). The election must be made by written notice to the Committee by June 15 with respect to the Fee that is otherwise payable for the immediately succeeding four calendar quarters commencing on July 1; provided, however, that with respect to the Fee that is payable for the period April 1, 1996 through June 30, 1997, the election must be made prior to April 30, 1996. The election shall be irrevocable. No election shall be effective with respect to any Director Option unless the Nonemployee Director making the election is a Nonemployee

Director on the relevant Date of Grant. Newly-elected directors may not elect to receive Director Options in respect of the Fee payable for the calendar year in which they are elected. A Nonemployee Director shall not be entitled to receive in cash any portion of the Fee with respect to which an election has been made to receive Director Options.

  (c) Grant Date. Notwithstanding anything in this Plan to the contrary, Director Options shall be granted on November 1, 1996 with respect to an election made for the Fees payable for the period April 1, 1996 through June 30, 1997, and on the first business day following the next annual meeting of stockholders following an election with respect to Fees payable for subsequent periods.

  (d) Shares Subject to Option. Notwithstanding anything in this Plan to the contrary, the number of shares of Common Stock in respect of a Director Option shall be equal to the product of (i) the quotient of (x) the cash value of the Fee which the Nonemployee Director elects to receive in the form of an Option, divided by (y) the Fair Market Value of a share of Common Stock on the Date of Grant and (ii) three.

  (e) Purchase Price. Notwithstanding anything in this Plan to the contrary, the per share purchase price for shares of Common Stock underlying a Director Option shall be the Fair Market Value of a share of Common Stock on the Date of Grant.

  (f) Vesting. Notwithstanding anything in this Plan to the contrary, each Director Option shall be fully exercisable upon grant.

                                   ARTICLE 3

                                 MISCELLANEOUS

  3.1 Amendment of the Plan; Modification of Awards.

  (a) The Board may, without stockholder approval, from time to time suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that no such amendment shall adversely alter or impair any rights or obligations under any award theretofore made under the Plan without the consent of the person to whom such award was made; provided, further, that an amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders.

  (b) Subject to the terms and conditions of the Plan (including Section 3.1(a)), the Committee may amend outstanding Agreements with such Optionee, for example, to (i) accelerate the time or times at which an Option may be exercised or (ii) extend the scheduled expiration date of the Option.

  3.2 Nonassignability. No Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution or, in the case of an Option other than an Incentive Stock Option, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and such Option shall be exercisable during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may set forth in the Agreement evidencing an Option (other than an Incentive Stock Option) at the time of grant or thereafter, that an option may be transferred to members of the Optionee's immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners. For purposes of this Plan, a transferee of an Option shall be deemed to be the Optionee. Immediate family means the Optionee's spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren, and grandchildren.

  3.3 Withholding of Taxes.

  (a) Upon exercise of an Option, International shall be entitled to require as a condition to delivery of shares of Common Stock that the Optionee remit an amount sufficient to satisfy all federal, state and other governmental tax withholding requirements related to such exercise. The Company shall be entitled to withhold from any payments to an Optionee an amount sufficient to satisfy any federal, state and other governmental tax requirements related to exercise of an Option which have not previously been paid by the Optionee to the Company or to an appropriate governmental authority.

  (b) An Optionee may elect to have International retain that number of shares of Common Stock that would satisfy all or a specified portion of the federal, state and local withholding tax liabilities of the Optionee arising as a result of the exercise of the Option. The Committee shall have sole discretion to approve or disapprove any such election. If the Optionee is an Insider and is subject to Section 16 of the 1934 Act, any such withholding shall be made only in a manner so as to be exempt under Section 16(b) of the 1934 Act.

  3.4 Adjustments Upon Certain Changes.

  (a) If and to the extent specified by the Committee, the number of shares of Common Stock issuable upon exercise of Options, the exercise price for Options, and the number of shares available under the Plan may be appropriately adjusted by the Committee for any increase or decrease in the number of issued shares of Common Stock resulting from the subdivision or combination of shares of Common Stock or other capital adjustments, or the payment of a stock dividend after the effective date of this Plan, or other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company, or in the event of any recapitalization, merger, consolidation or other similar transaction; provided, however, that any Options to purchase fractional shares of Common Stock resulting from any such adjustment shall be eliminated. The Committee's determination as to what adjustments shall be made under this Section, and the extent thereof, shall be final, binding and conclusive.

  (b) Unless otherwise determined by the Committee, in the event of a Transaction (as hereinafter defined), each Optionee shall be entitled to receive in respect of each share of Common Stock subject to the Option, upon exercise of such Option, the same amount and kind of stock, securities, cash, property or other consideration that each holder of a share of Common Stock was entitled to receive in the Transaction in respect of a share. Unless otherwise determined by the Committee, in the event of a Transaction which does not also constitute a Non-Control Transaction (as hereinafter defined), all Options outstanding on the effective date of such transaction shall become fully vested and exercisable.

  "Transaction" means, unless otherwise provided in an Agreement, (i) the approval by stockholders of the liquidation or dissolution of International,
(ii) a sale or other disposition of 80% or more of the outstanding voting stock of International, or (iii) the merger or consolidation of International with or into any entity. "Non-Control Transaction" means (i) a merger or consolidation in which International is the surviving corporation and the shares of its outstanding Common Stock are not changed into other securities or property pursuant to such merger or consolidation, (ii) a merger or consolidation with an affiliate of International following which those persons who owned directly or indirectly a majority of the outstanding shares of voting stock immediately prior to such merger or consolidation will own a majority of the outstanding shares of voting stock of the surviving corporation, or (iii) a sale or other disposition of capital stock of International following which those persons who owned directly or indirectly a majority of the outstanding shares of voting stock immediately prior to such sale will own a majority of the outstanding shares of voting stock of the purchasing entity.

  3.5 Right of Discharge Reserved. Nothing in this Plan or in any Agreement shall confer upon any employee, Optionee or other person the right to continue in the employment or service of the Company or affect any right which the Company may have to terminate the employment or service of such employee or other person.

  3.6 No Rights as a Stockholder. No Optionee or other person holding an Option shall have any of the rights of a stockholder of International with respect to shares subject to an Option until the issuance of a stock certificate to him for such shares. Except as otherwise provided in Section 3.4, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

  3.7 Nature of Payments.

  (a) Any and all payments of shares of Common Stock hereunder shall be granted, transferred or paid in consideration of services performed by the Optionee for the Company.

  (b) All such grants, issuances and payments shall constitute a special incentive payment to the Optionee and shall not, unless otherwise determined by the Committee, be taken into account in computing the amount of salary or compensation of the Optionee for the purposes of determining any pension, retirement, death or other benefits under (i) any pension, retirement, life insurance or other benefit plan of the Company or (ii) any agreement between the Company and the Optionee.

  3.8 Non-Uniform Determinations. Except as to grants of Director Options, the Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Agreements, as to
(i) the persons to receive awards under the Plan, and (ii) the terms and provisions of awards under the Plan.

  3.9 Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company, any subsidiary of the Company or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

  3.10 Restrictions.

  (a) If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights thereunder or the taking of any other action thereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

  (b) The term "Consent" as used herein with respect to any Plan Action means
(i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

  3.11 Section Headings. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

  3.12 Effective Date and Term of Plan.

  (a) The Plan is effective as of June 23, 1998, subject to approval by a majority of the votes cast and entitled to vote thereon at a meeting of the stockholders of International.

  (b) The Plan shall terminate ten years after the earlier of the date on which it becomes effective or the date on which it is so approved by the stockholders of International, and no Options shall be granted after its termination. Notwithstanding the foregoing, all Options granted before the date the Plan terminates shall remain in effect until such Options have been exercised or terminated in accordance with the terms of the Plan and the Agreements.

  3.13 Disposition of Incentive Stock Options. If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Common Stock issued to such Optionee pursuant to the exercise of an Option granted as an Incentive Stock Option within the two-year period commencing on the day after the Date of Grant or within the one-year period commencing on the date after the date of transfer of such share or shares of Common Stock to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

                             IMPORTANT INFORMATION

                            SOLA INTERNATIONAL INC.

                              1998 ANNUAL MEETING

                Sola International Inc.'s Annual Meeting of
              Stockholders will be held at the Quadrus
              Conference Center, 2400 Sand Hill Road, Menlo
              Park, California 94025 on Friday, August 14,
              1998, at 10:00 a.m. (local time).



                                                                      1377-PS-98

                                     PROXY

                           SOLA INTERNATIONAL INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             OF SOLA INTERNATIONAL INC. FOR THE ANNUAL MEETING OF
                  STOCKHOLDERS TO BE HELD ON AUGUST 14, 1998

        The undersigned hereby appoints John E. Heine, James H. Cox and Steven
M. Neil, and each of them, as attorneys and proxies with full power of substitution, to vote for and on behalf of the undersigned all shares of common stock of Sola International Inc. held of record by the undersigned on June 18, 1998, at the Sola International Inc. Annual Meeting of Stockholders to be held on August 14, 1998 and any adjournment thereof, upon the following matters and upon any other business that may properly come before the meeting, as set forth in the related Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHARE OWNER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES, IN FAVOR OF THE AMENDMENT TO THE SOLA INTERNATIONAL INC. STOCK OPTION PLAN AND FOR RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS FOR FISCAL 1999.

        Please indicate your vote for the election of directors on the other side. The nominees for director are: Maurice J. Cunniffe, Douglas D. Danforth,
A. William Hamill, John E. Heine, Hamish Maxwell, Irving S. Shapiro and Jackson
L. Schultz.

[SEE REVERSE]     CONTINUED AND TO BE SIGNED ON REVERSE SIDE  [SEE REVERSE]
[    SIDE   ]                                                 [    SIDE   ]

                                  DETACH HERE

[X]Please mark
   votes as in
   this example.

The Board of Directors recommends a vote "For All Nominees" on proposal 1 and a vote "For" proposals 2 and 3.
1. Election of seven directors                                                                           FOR     AGAINST     ABSTAIN

   Nominees: Maurice J. Cunniffe, Douglas D. Danforth,          2. Amendment of the Sola                 [ ]       [ ]         [ ]
   A. William Hamill, John E. Heine, Hamish Maxwell,               International Inc. Stock Option Plan
   Irving S. Shapiro and Jackson L. Schultz                        to, among other things, increase the
                                                                   number of shares reserved for
          [ ] FOR  [ ] WITHHELD                                    issuance pursuant to the exercise of
              ALL      FROM ALL                                    stock options.
           NOMINEES    NOMINEES
                                                                                                         FOR    AGAINST    ABSTAIN
[ ]                                                             3. Ratification of Ernst & Young LLP     [ ]      [ ]        [ ]
    --------------------------------------------                   as independent public accountants
    For all nominees except as noted above
                                                                   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT             [ ]

                                                                Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend. Give full title if an Attorney, Executor,
                                                                Administrator, Trustee, Guardian, etc. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person. For an account in the name of two or more persons, each should sign, or if one signs, he or she should attach evidence of authority.


Signature:                              Date:                   Signature:                              Date:
          ----------------------------       ------------------           -----------------------------      --------------------